Morgan Stanley Invesment Management Inc. Funds*
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member)(1) April 1, 2003 - September 30, 2003

				  PRICE	   SHARES/
	      PARTICIPATING TRADE PER	   PAR	  PURCHASED  AMOUNT OF 	%
UNDERWRITING  PORTFOLIO(s)  DATE  SHARE(2) AMOUNT FROM	     OFFER	UW
			    (000)	   (000)
E.W. 	      U.S. Mid				  Merrill
Scripps Co.   Cap Core   4/24/2003 77.25  14.6    Lynch	    $540,750 0.209%

Peabody
Energy Corp. U.S. Mid 				Lehman
	     Cap Core	 5/1/2003  26.50  87.3	Bros,Inc. $132,500   1.746%

UnumProvident
Corp.	     U.S. Mid 				Goldman
	     Cap Core	 5/1/2003  10.88 131.1  Sachs	    $547.7   0.260%

Hartford Financial
Services
Group,
Inc.	     Mid Cap 				Goldman
	     Growth	 5/19/2003  50.00 39.7 	Sachs	   $600,000  0.331%

PETCO Animal
Supplies,
Inc. 	     Small Cap 				Goldman
	     Growth	5/22/2003    19.65  5.4	Sachs	  $176,850   0.060%

	     Mid Cap 				Goldman
	     Growth	5/22/2003    19.65 57.8 Sachs	  $176,850    0.642%
					   63.2 		      0.702%


General Motors
Acceptance Corp.
due 4.5%    US Core
07/15/06    Fixed				Bank of
	    Income      6/26/2003    99.92  205	America	  $99,923,000  0.000%

	    Investment
	    Grade Fixed 			Bank of
	    Income	6/26/2003    99.92  320	America	               0.000%

	    Intermediate			Bank of
	    Duration 	6/26/2003    99.92   75 America		       0.000%

	    Core Plus 				 Bank of
	    Fixed Income6/26/2003    99.92 2,385 America	       0.002%

	    Limited 				 Bank of
	    Duration	6/26/2003    99.92   655 America	       0.001%
	 					 Bank of
	    Balanced	6/26/2003    99.92    50 America	       0.000%
					   3,690		       0.003%
General
Motors
due 7.125%
07/15/13   Intermediate				Bank of
	   Duration    6/26/2003    99.33   255 America	$99,326,000    0.000%


General
Motors
due 8.375
07/15/33  US Core 				Bank of
          Fixed Income  6/26/2003   98.62   420	America	 $295,869,000  0.000%

	 Core Plus 				 Bank of
	 Fixed Income	6/26/2003   98.62  3,950 America $295,869,000  0.001%

	 Investment
	 Grade Fixed 				 Bank of
	 Income		6/26/2003   98.62    655 America 	       0.000%
	 					 Bank of
	 Municipal      6/26/2003   98.62    745 America               0.000%
	 					 Bank of
	 Balanced	6/26/2003   98.62    105 America	       0.000%
					   5,875		       0.001%

PG & E 						 Lehman Brothers,
Corp.	 High Yield	6/27/2003  100.00    915 Inc.   60,000,000    0.002%


Packaging Corp.
of America
due 5.75% 					  Salomon
08/01/13 Balanced	7/15/2003   99.14      60 Brothers $39,657,200	0.000%

	 Core Plus 				   Salomon
	 Fixed Income	7/15/2003   99.14    2,200 Brothers     	0.006%
					     2,260			0.006%


UFJ Finance Aruba AEC
due 6.75% 					   Merrill
07/15/13 Balanced	7/18/2003   99.54      155 Lynch   $124,422,500 0.000%

	 Core Plus 				   Merrill
	 Fixed Income	7/18/2003   99.54    5,865 Lynch        	0.005%

	 Investment
	 Grade Fixed 				   Merrill
	 Income		7/18/2003   99.54      980 Lynch		0.001%

	Limited					   Merrill
	Duration	7/18/2003   99.54      990 Lynch		0.001%

	Intermediate 				   Merrill
	Duration 	7/18/2003   99.54      210 Lynch		0.000%
					     8,200			0.007%


iPass, 						     Pacific Crest
Inc.	 Balanced	7/23/2003   14.00       0.2  Sec.**   $98,000   0.003%

	 Small 					     Pacific Crest
	 Cap Growth	7/23/2003   14.00	0.6  Sec.**		0.009%
					 	0.8 			0.012%


Seagate
Technology Mid 				              Merrill
	   Cap Growth	7/24/2003   18.75       86.8  Lynch***$1,125,000 0.145%

Eircom
Funding
due 8.25% 					      Deutsche
08/15/13  High Yield	7/29/2003   100.00     1,000  Banc   $25,000,000 0.004%

Graphic
Packaging
International
due 9.5% 					      Goldman
08/15/13  High Yield	 8/1/2003    100.00     1,365 Sachs  $42,500,000 0.003%

Dynegy
Holdings, Inc.
due 9.875
07/15/10  High Yield	 8/1/2003     99.37       635 CSFB  $52,169,775  0.001%


Miller
Brewing Co.
due 4.25%
08/15/08  Balanced	 8/6/2003     99.66	 105 Barclays $59,794,200 0.000%

	 Core Plus
	 Fixed Income	 8/6/2003     99.66    4,000 Barclays             0.007%

	 Intermediate
	 Duration        8/6/2003     99.66      140 Barclays             0.000%

         Investment
	 Grade Fixed
	 Income		 8/6/2003     99.66	 660 Barclays             0.001%

	 Limited
	 Duration	 8/6/2003     99.66      690 Barclays		  0.001%
					       5,595			  0.009%

Amphenol 					      Merrill
Corp.    Balanced	8/15/2003     50.00     1.6   Lynch  $435,000     0.018%

	 Mid Cap 				      Merrill
	 Growth		8/15/2003     50.00    18.8   Lynch	          0.216%

	 Small Cap 				     Merrill
	 Growth		8/15/2003     50.00     1.7  Lynch	          0.020%
					       22.1			  0.254%


Carolina
Power and
Light
due 5.125%
09/15/13

	 U.S. Core
	 Fixed Income	9/8/2003      99.11     490 J.P. Morgan $400,000  0.123%

 	 Intermediate
	 Duration	9/8/2003      99.11	18  J.P. Morgan	          0.046%
	 Investment
	 Grade Fixed
	 Income		9/8/2003      99.11    850  J.P. Morgan	          0.213%
					     1,525			  0.382%

MGM
Mirage Inc.
due 6.00%					   Bank of
 10/01/09 High Yield	9/11/2003    100.00  2,515 America  $600,000      0.419%


FirstEnergy
Corp.	  U.S. Mid
	  Cap Value	9/12/2003     30.00   18.1 SSB	    $840,000	  0.065%


Anteon
Int'l	 U.S. Small 				   Goldman
	 Cap Value	9/16/2003     33.80   51.7 Sachs    $223,080      0.783%



SLM Student
Loan Trust
Due 5.00%
10/01/13 Intermediate 				   Bank of
	 Duration	9/17/2003      99.25   185 America  $1,250,000     0.015%

	 Investment
	 Grade Fixed 				   Bank of
	 Income		9/17/2003	99.25  865 America	           0.069%

	 U.S. Core 				   Bank of
	 Fixed Income 	9/17/2003	99.25  490 America	           0.039%
					     1,540			   0.123%


Journal
Communications
	 Strategic
	 Small Value	9/23/2003	15.00  3.8  Robert Baird $108,750  0.052%

	 U.S. Mid
	 Cap Value	9/23/2003	15.00  39.2 Robert Baird           0.541%

	U.S. Small
	Cap Value	9/23/2003	15.00  43.8 Robert Baird           0.604%
					       86.8			   1.197%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
"* Morgan Stanley Institutional Fund Trust. (""MSIF Trust"")"
"** iPass was purchased by multiple brokers. In addition to Pacific Crest Securities, shares were purchased from: SG Cowen, CSFB, "
RBC Capita Markets & Thomas Weisel Partners.
"*** Seagate was purchased by multiple brokers. In addition to Merrill Lynch, shares were purchased from: Goldman Sachs, Lehman Brothers,"
"Citigroup, Needham, JP Morgan, Thomas Weisel Partners, Hoefner & Arnett, Blaylocks, Pacific Growth Securities, Bear Stearns and A.G. Edwards."
(SSB)  Salomon Smith Barney
(CSFB) CSFB